Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Nationwide Life Insurance Company (the “Company”) on Form 10-K for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kirt A. Walker, President and Chief Operating Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 1, 2010

/s/ Kirt A. Walker
Name: Kirt A. Walker
Title: President and Chief Operating Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Nationwide Life Insurance Company and will be retained by Nationwide Life Insurance Company and furnished to the Securities and Exchange Commission or its staff upon request.